EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The BlackHawk Fund
1802 North Carson Street
Suite 212-3018
Carson City, Nevada 89701

As the Registrant’s independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 1, 2007 relating to the consolidated financial statements of the Registrant as of and for the year ended December 31, 2006.

/s/ Gruber & Company, LLC

                                                       GRUBER & COMPANY, LLC

                                                                                Lake St. Louis, Missouri
                                                                                June 7, 2007